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                               WILLIAM BLAIR FUNDS

                 Written Instrument Establishing and Designating
       Shares of the William Blair Institutional International Growth Fund

        The undersigned, the Trustees of the William Blair Funds (the "Trust"), a business trust organized pursuant to a Declaration of Trust dated September 3, 1999 (the "Declaration of Trust"), pursuant to Section 6.2 of Article VI of the Declaration of Trust, do hereby establish and designate a ninth series of Interests of the Trust to be known as the "William Blair Institutional International Growth Fund" (the "New Series"). The relative rights and preferences of the New Series shall be as set forth in the Declaration of Trust.

        IN WITNESS WHEREOF, the undersigned have this 23rd day of April, 2002 signed these presents.

/s/ J. Grant Beadle                        /s/ Ann P. McDermott
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J. Grant Beadle                            Ann P. McDermott


/s/ Theodore A. Bosler                     /s/ John B. Schwemm
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Theodore A. Bosler                         John B. Schwemm





/s/ Conrad Fischer                         /s/ Robert E. Wood II
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Conrad Fischer                             Robert E. Wood II